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                                                                   EXHIBIT 10.13


 AMENDED AND RESTATED ELECTRONIC SOFTWARE RESELLER/WEB SITE SERVICES AGREEMENT


This Amended and Restated Electronic Software Reseller/Web Site Services Agreement (the "Agreement") is made and entered into effective as of May 17, 1999, by and between Beyond.com Corporation, a Delaware corporation, formerly known as Software.net Corporation, located at 1195 West Fremont Avenue, Sunnyvale, California 94087 ("Reseller") and Networks Associates, Inc., a Delaware corporation, doing business as Network Associates, Inc. located at 3965 Freedom Circle, Santa Clara, California 95054 ("Vendor").

BACKGROUND

(a) Vendor and Reseller are parties to that certain Web Site Services Agreement dated as of September 21, 1998 and wish to Amend and Restate such Web Site Services Agreement as set forth herein.

(b) Vendor is the owner of all rights to (or has a license to sell) the Software and Reseller desires to purchase Software from Vendor for resale on the Managed Site subject to the terms and conditions of this Agreement.

(c) Vendor and Reseller have entered into a certain Co-Hosting Agreement relating to the offering of software and computer hardware from Vendor's United States based public web site (other than the web site maintained by Vendor at www.mcafeemall.com (or such other name as the site may be given from time to time, including, without limitation, the "McAfee Store") (the "Managed Site")).

(d) Vendor desires to enter into this Agreement, whereby Reseller would purchase Vendor's product from Vendor for the purpose of reselling
     Vendor's Products to End-User customers in accordance with the terms and conditions hereof. To enhance Reseller's marketing opportunities Reseller shall also operate and manage certain aspects of the Managed Site on behalf of Vendor [*] as defined herein.

(e) Vendor and Reseller understand that performance requirements, and definitions in the Co-Host Agreement dated September 21, 1998, related to the Web Site Services Agreement dated September 21, 1998, remain and to the extent applicable shall apply to this Amended and Restated Electronic Software Reseller/Web Site Services Agreement. Exhibit A to this Agreement shall supercede Exhibit E of the Co-Host Agreement to the extent of any inconsistent terms.

NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements hereinafter set forth, the parties hereby agree that the Web Site Services Agreement dated as of September 21, 1998 is amended and restated in its entirety as follows:


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1.   DEFINITIONS.

Unless otherwise defined herein, the terms used in this Agreement shall have the following meanings:

(a) CONTENT: means the text, pictures, sound, graphics, video and other data that appears on the applicable web page or web site.

(b) CUSTOMIZED CONTENT: means the Vendor-specific content that is set up by Reseller under this Agreement for the Managed Site. Customized Content shall be subject to the prior approval of Vendor and its continued placement on the Managed Site thereafter shall be subject to the results of the quarterly status meetings described in Exhibit "A".

(c) VENDOR CONTENT: means the content specifically provided by Vendor to be included in the Managed Site.

(d) RESELLER CONTENT: means content specifically provided by Reseller to be included in the Managed Site. Reseller Content shall be subject to the prior approval of Vendor and its continued placement on the Managed Site thereafter shall be subject to the results of the quarterly status meetings described on Exhibit "A".

(e) RESELLER PROPRIETARY HOST SYSTEM: means Reseller's proprietary engine that is maintained on Reseller's servers and that permits Clients to review literature and place orders to obtain Vendor Products via the world wide web.

(f) RESELLER TRADEMARKS: means the trademarks, service marks, trade names and logos used and owned by Reseller.

(g) CLIENT: means a customer that utilizes the Managed Site in purchasing Vendor Products from Reseller.

(h) VENDOR TRADEMARKS: means the trademarks, service marks, trade names and logos used by and owned by Vendor.

(i) SOFTWARE: means retail desktop software products offered by Vendor under the "McAfee" brand or other Vendor-owned or licensed brand, which Vendor makes available for sale via the Internet. Software shall include both electronically delivered software and packaged software delivered directly to the Client. Software shall not include any subscription based services managed by Vendor and offered on NAI Internet Sites other than the Managed Site. The term "Product" shall have the same meaning as the term "Software".

(j) OTHER TERMS: Other capitalized terms used herein shall have the same meaning as provided in the Co-Hosting Agreement unless the context requires otherwise.



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2.   VENDOR OBLIGATIONS.

(a) Vendor shall establish and maintain the appropriate hypertext links from its Online Service Page and the Vendor internet sites to the designated URL or URLs for the Managed Site under the designation, the McAfee Mall, McAfee Store or such other designation as may be given to the Managed Site. Such links shall be of reasonable prominence to give sufficient notice to viewers of Vendor's Online Service Page.

(b) Other than technical support related to Clients' purchases and downloading of the Vendor Products, Vendor shall provide all other support to Clients, including without limitation, the support being provided in accordance with its current technical support policies.

(c) Vendor shall sell to Reseller, Vendor's product licenses for resale pursuant to the terms of Exhibit A and, Vendor shall cooperate and work with Reseller in accordance with the terms of the Miscellaneous section of Exhibit "A" of this Agreement.

(d) U.S. Sales. Vendor shall sell all software from United States based public web sites exclusively through the Managed Site or the Destination (as defined in the Co-Hosting Agreement).

(e) Vendor agrees that any Software offered for sale on the Managed Site and any Foreign Sites (as defined in Subsection (h)) must be fulfilled, at Vendor's election, through the Managed Site, the Foreign Sites, the Destination or must link to the Co-Host Site (as defined in the Co-Hosting Agreement). Vendor will not advertise on the Managed Site or Foreign Site (whether with banners, buttons or other forms of online advertising) or link directly to web sites that are involved in the resale of software from such page on the web sites.

(f) Vendor will display on each page of the Managed Site and any Foreign Sites a statement to the effect that the Managed Site or Foreign Site is operated by Vendor in a marketing partnership with Reseller. The parties will agree in good faith on the prominence and exact format of such statement on each such page with increasing prominence to be given to such statement on the online order pages of the Managed Site or Foreign Site with the intent that Clients would reasonably perceive that they are purchasing Vendor's products from Reseller.

(g) Vendor will reasonably promote and operate the Managed Site and any Foreign Sites.

(h)  Right of First Refusal for [*]

     (i) [*]. For each [*], Vendor shall not sell any Software or hardware from a web site in the [*] unless Vendor first shall have provided Reseller with written terms addressing the (1) language for displayed text, (2) currencies supported, (3) language for customer support including email and telephone, (4) product reseller discounts, (5) fulfillment,
          (6) payment options, (7) reporting requirements, (8) uptime requirements, (9) privacy policy (10) projected sales, (11) the launch date for each material term [*] from the date of receipt of [*] (the "[*]


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               [*]"). A [*] shall mean one of the [*] set forth on Exhibit E.

     (ii) First Refusal Exercise Notice. Within twenty (20) days following Reseller's receipt of the [*] (the "Option Period") Reseller and/or its assigns shall have the exclusive right to accept the proposed terms of the [*] (the "Proposed Terms"). Any acceptance by Reseller shall be made in writing and include a commercially reasonable and detailed implementation plan. "[*]" shall include each web sites designated by Reseller and/or its assigns pursuant to each acceptance of Proposed Terms.

     (iii) Non-Exercise. If Reseller and/or its assigns do not accept the Proposed Terms within the Option Period, then Vendor may initiate sales of the Software from a web site in the [*] upon the Proposed Terms within [*] of the [*]. Vendor shall submit to Reseller a new written [*] in accordance with the requirements of this Right of First Refusal prior to entering any material changes in the Proposed Terms.

     (iv) Expiration of Transfer Period. Following such [*] period, if Vendor has not initiated sales of the Software in the [*], then no sales of the Software and no change in the Proposed Terms shall be permitted without a new written [*] submitted in accordance with the requirements of this Right of First Refusal.

3.   RESELLER OBLIGATIONS.

(a) Reseller will build, maintain and manage the online order pages of the Managed Site (the "Order Pages") to process orders for Vendor Products both for electronic software download ("ESD") and for physical delivery. The structure of the Order Pages shall be based on Reseller's standard templates, but the graphical content, including the Customized Content will be subject to the approval of Vendor. All buttons, links and labels for the Managed Site shall be labeled McAfee Mall, McAfee Store or other designation approved by Vendor.

(b) Reseller shall be responsible for supporting Clients in the purchase and fulfillment process from the Managed Site, but will not otherwise provide product or technical support. Reseller will exercise all commercially reasonable efforts to distribute the most current version of Vendor's Products and other products which Vendor makes or desires to make available from the Managed Site.

(c) Reseller shall purchase from Vendor, Vendor's Product Licenses for resale pursuant to the terms of Exhibit A and, Reseller shall cooperate and work with Vendor in accordance with Exhibit "A".

(d) Reseller shall undertake export and licensing restriction management in accordance with the requirements set forth in the Co-Hosting Agreement and the Reseller Agreement, which export and licensing restriction requirements are incorporated herein by reference. Reseller shall


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comply with all applicable laws in connection with the operation of the Managed
Site, including without limitation, laws relating to the use of information concerning Vendor Clients. Subject to the Reseller's rights set forth in
Section 5(c) of this Agreement, Reseller shall also comply with Vendor's on-line privacy policies to the extent commercially reasonable upon written notice of such policies.

(e) Vendor shall be responsible for all credit card fraud activity committed on the Managed Site. The initial risk procedures for the Managed Site are set forth on Exhibit "C" attached hereto. The risk procedures shall be a subject in the quarterly meetings between the parties described in Exhibit "A".

4.    LICENSE.

(a) CUSTOMIZED CONTENT. Vendor grants Reseller a non-exclusive, royalty-free license and right during the term of this Agreement, to use, reproduce, electronically distribute, publicly display, and publicly perform the Customized Content delivered to Reseller by Vendor only in connection with the Managed Site. Vendor shall indemnify and hold harmless Reseller for any liabilities, losses, damages, costs and expenses (including attorneys' fees and costs) based on any third party claim that Customized Content infringes another's U.S. patent, copyright, trademark, service mark, or trade secret or that said Customized Content is defamatory or violates another's right to publicity or privacy; provided that Reseller promptly notifies Vendor in writing of the claim and allows Vendor to control, and fully cooperates with Vendor in, the defense and all related settlement negotiations. Vendor shall have no liability for any settlement or compromise made without its consent. Upon notice of an alleged infringement, or if in the Vendor's opinion such a claim is likely, Vendor shall have the right, at its option, to obtain the right for Reseller to continue to exercise the rights granted under this Agreement, substitute other software with similar operating capabilities, or modify the Software so that it is no longer infringing. The foregoing indemnification shall not apply to claims of infringement to the extent they arise by reason of the combination of the software or documentation with any other product if such claim would have been avoided but for such combination.

(b) RESELLER LINK. Reseller grants to Vendor a non-exclusive, non-transferable, revocable, royalty-free license and right during the term of this Agreement, to use, reproduce, electronically distribute, publicly display, and publicly perform Reseller's hypertext link, including certain of Reseller's graphic icon buttons and other proprietary content used in conjunction therewith as authorized in writing by Reseller, to link Vendor's web site to the Managed Site, provided that Vendor complies with section 9b, below. Reseller reserves the right to terminate the foregoing right if in its sole discretion, Vendor's usage of Reseller's hypertext link, graphic icon buttons and other proprietary content, harms the business, image and goodwill of Reseller.

5.    PROPRIETARY RIGHTS.

(a) Vendor acknowledges that as between the parties, Reseller owns all right, title and interest in and to all components of the Order Pages and the Co-Host Site. Reseller acknowledges that as between the parties, Vendor owns all right, title and interest in and to the Managed Site and its associated URLs. Vendor acknowledges that the Reseller Trademarks are trademarks



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owned solely and exclusively by Reseller, and agrees to use the Reseller
Trademarks only in the form and manner and with appropriate legends as prescribed by Reseller. Vendor agrees not to use any other trademark or service mark in connection with any of the Reseller Trademarks without prior written approval of Reseller. All use of Reseller Trademarks shall inure to the benefit of Reseller. Reseller acknowledges that the Vendor Trademarks are trademarks owned solely and exclusively by Vendor, and agrees to use the Vendor Trademarks only in the form and manner and with appropriate legends as prescribed by Vendor. Reseller agrees not to use any other trademark or service mark in connection with any of the Vendor Trademarks without prior written approval of Vendor. All use of Vendor trademarks shall inure to the benefit of Vendor.

(b) Nothing in this Agreement shall give Vendor any right or license to use, reproduce, display or distribute (electronically or otherwise) any technology or intellectual property rights in the Order Pages and the Co-Host Site.

(c) Except as required by law, Reseller shall be entitled to use any information that it collects regarding the visitors to and purchasers from the Managed Site, including e-mail names, such information shall be considered co-owned by Vendor and Reseller, with the restriction that Reseller may not sell, license or disclose such information to any competitor of Vendor. Each End User will be afforded the opportunity to opt-out of either or both parties' marketing activities involving contacting such End User for promotional purposes. The form of such opt-out feature will be mutually determined by the parties. In the event a customer elects to opt-out of either parties' marketing activities Reseller may not use customer information in a manner that violates Vendor's privacy policy as published from time to time upon thirty (30) days notice to Reseller.

6.    TERM AND TERMINATION.

(a) TERM. The term of this Agreement as amended and restated on the date hereof will be deemed to have commenced on [*], and continue in effect until [*], unless earlier terminated as herein provided ("Initial Term"). This Agreement will automatically be renewed for an additional one (1) year term ("Renewal Term") unless either party gives the other written notice of termination at least ninety (90) days prior to the expiration of the Initial Term or any Renewal Term.

(b) TERMINATION FOR CAUSE. This Agreement may be terminated by a party for cause [*] by written notice upon the occurrence of any of the following events:

(i) If the other ceases to do business, or otherwise terminates its business operations (or in the case of Vendor, [*];
or

(ii) If the other shall fail to promptly secure or renew any material license registration, permit, authorization or approval for the conduct of its business in the manner contemplated by this Agreement or if any such material license, registration, permit, authorization or approval is revoked or suspended and not reinstated within [*]; or


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(iii) If the other breaches any material provision of this Agreement and fails to fully cure such breach within [*] days in the case of failure to pay) of written notice describing the breach; or

(iv)  By Reseller if the [*]; or

(v)   [Deleted]; or

(vi)  By Vendor if the [*]; or

(vii) If the other seeks protection under any bankruptcy receivership trust deed, creditor's arrangement composition or comparable proceeding, or if any such proceeding is instituted against the other and not dismissed within [*].

     (b1) TERMINATION BY RESELLER. Reseller may terminate the Agreement [*] if [*] other than as a result of a breach of this Agreement by Reseller. As used in the preceding sentence, [*] shall mean [*] and (ii) [*] shall have the same meaning as set forth in the Co-Hosting Agreement.

(c) EFFECT OF TERMINATION. Reseller shall remit all fees due under this Agreement to Vendor within thirty (30) days of such termination.

(d) EFFECT ON END USERS. Termination of this Agreement by either party will not affect the rights of any End User under the terms of the End-User License Agreement and shall not affect terms of any other agreement between the parties except to the extent specifically provided for in such agreement.

7.   PAYMENT.

     Vendor shall be compensated in accordance with the terms of Exhibit "A".

8.   DISCLAIMER; UPTIME REQUIREMENT.

(a) Vendor acknowledges and agrees that Reseller shall not be responsible for Order Pages unavailability due to (i) outages caused by the failure of public network or communications components or (ii) errors in the HTML coding in, or any other aspect of, the electronic files provided by Vendor. [*]


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[*]. Compliance with the Uptime Requirement shall be determined with respect to each one month period during the Term. failure to meet the Reseller Uptime Requirement shall be grounds for termination of this Agreement without notice or opportunity to cure.

(b) Reseller acknowledges and agrees that Vendor shall not be responsible for Managed Site unavailability due to (i) outages caused by failure of public network or communications components or (ii) errors in the HTML coding in, or any other aspect of, the electronic files provided by Reseller. [*].

9.  TRADEMARK USE.

(a) Reseller acknowledges that the Vendor Trademarks are trademarks owned solely and exclusively by Vendor, and agrees to use the Vendor Trademarks only in the form and manner and with appropriate legends as prescribed by Vendor. Reseller agrees not to use any other trademark or service mark in connection with any of the Vendor Trademarks without prior written approval of Vendor. All use of Vendor Trademarks shall inure to the benefit of Vendor.

(b) Vendor acknowledges that the Reseller Trademarks are trademarks owned solely and exclusively by Reseller, and agrees to use the Reseller Trademarks only in the form and manner and with appropriate legends as prescribed by Reseller. Vendor agrees not to use any other trademark or service mark in connection with any of the Reseller Trademarks without prior written approval of Reseller. All use of Reseller Trademarks shall inure to the benefit of Reseller.

(c) Reseller shall indemnify and hold Vendor harmless from and against any and all liabilities, losses, damages, costs and expenses (including legal fees and expenses) associated with any claim or action brought against Vendor that may arise from Reseller's improper or unauthorized replication, packaging, marketing, distribution, or installation of the Software, including claims based on representations, warranties, or misrepresentations made by Reseller.

(d) BOTH PARTIES LIABILITY SHALL BE LIMITED TO DIRECT DAMAGES. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS) SUFFERED BY THE OTHER PARTY, EVEN IF IT HAS PREVIOUSLY BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. [*]


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[*]

10.  GENERAL PROVISIONS.

(a) ASSIGNMENT. This Agreement may not be assigned by either party (except by operation of law or in connection with the sale of substantially all of the assets of such party's business or the acquisition of such party by a third party, and except by Vendor to McAfee.com Corporation, its majority-owned, first-tier subsidiary) to any other person, persons, firms, or corporations without the express written approval of the other party. Any assignee of the Vendor shall be deemed the "Vendor" for all purposes in this Agreement including but not limited to Section 2(d).

(b) NOTICES. All notices and demands hereunder shall be in writing and will be deemed given upon the earlier of actual receipt or two (2) days after being sent by overnight Federal Express or Express Mail, return receipt requested, to the appropriate address set forth above, as such contracts and addresses may be changed by written notice to the other party.

(c) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of California. Each party hereto expressly consents to the personal jurisdiction of the state and federal courts located in Santa Clara County, California, and expressly waives any defense to any action based on inconvenient forum, choice of venue, lack of personal jurisdiction, sufficiency of service of process or the like.

(d) RELATIONSHIP OF THE PARTIES. Each party is acting as an independent contractor and not as an agent, partner, or joint venture with the other party for any purpose. Except as provided in this Agreement, neither party shall have the right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.

(e) SURVIVAL OF CERTAIN PROVISIONS. The indemnification and confidentiality obligations set forth in the Agreement shall survive the termination of the Agreement by either party for any reason.

(f) HEADINGS. The titles and headings of the various sections and paragraphs in this Agreement are intended solely for convenience of reference and are not intended for any other purpose whatsoever, or to explain, modify or place any construction upon or on any of the provisions of this Agreement.

(g) ALL AMENDMENTS IN WRITING. No provisions in either party's purchase orders, or in any other business forms employed by either party will supersede the terms and conditions of this Agreement, and no supplement, modification, or amendment of this Agreement shall be binding, unless executed in writing by a duly authorized representative of each party to this Agreement.

(h) ENTIRE AGREEMENT. The parties have read this Agreement and agree to be bound by its terms, and further agree that this Agreement, the Co-Hosting Agreement and the Reseller


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Agreement constitute the complete and entire agreement of the parties and supersedes all previous communications, oral or written, and all other communications between them relating to the license and to the subject hereof, including without limitation, that certain Web Site Services Agreement dated as of September 21, 1998. No representations or statements of any kind made by either party, which are not expressly stated herein, shall be binding on such party.


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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


BEYOND.COM CORPORATION                NETWORKS ASSOCIATES, INC.
(Formerly known as Software.net)      doing business as Network Associates, Inc.



By:  /s/ JAMES R. LUSSIER             By:  /s/ JEFF PLATON
   -------------------------------       ---------------------------------------

Name: JAMES R. LUSSIER                Name: JEFF PLATON
     -----------------------------         -------------------------------------

Title: VP and GM Direct e.Commerce    Title: VP Sales & Bus. Dev.
       Solutions Division                   ------------------------------------
      ----------------------------

Date:  9/9/99                         Date:  9/9/99
     -----------------------------         -------------------------------------











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                                  EXHIBIT "A"


1.  DEFINITIONS.

    a) DOCUMENTATION: all computer readable collateral materials normally provided from time to time by Vendor to End Users for use of the Software and all subsequent versions thereof provided to Reseller pursuant to this Agreement.

    b) END-USER LICENSE AGREEMENT: the computer readable license agreement provided by Vendor, as modified from time to time, that governs the use of the Software by End Users, and which is to be included with each copy of the Software sold by Reseller hereunder.

    c) RESELLER MATERIALS: computer readable materials provided by Reseller for inclusion in an electronic package containing the Software, Documentation, and End-User License Agreement, which materials have been approved in advance in writing, by Vendor.

    d) PRODUCT: a copy of the Software, Documentation, End-User License Agreement and Reseller Materials, if any, packaged in computer readable form together for electronic delivery in accordance with this Agreement.

    e) END USER: person(s) or entity(ies) that acquires a Product for productive use rather than resale or distribution.

    f) VENDOR TRADEMARKS: trademarks owned or licensed by Vendor.

    g) TERRITORY: world wide only via the Internet on the Managed Site except
       (i) countries to which export or re-export of any Product, or the direct products of any Product is prohibited by United States law without first obtaining the permission of the United States Office of Export Administration or its successor, and (ii) countries that may be hereafter excluded pursuant to the terms of this Agreement.

    h) AUTHORIZED PRODUCT RETURNS: return requests received from End User customers pursuant to the terms of the End-User License Agreement and accompanied by executed Letter of Destruction and or a Return Merchandise Authorization number, relating to Products distributed by Reseller or other returns if agreed upon by Vendor.

2.  LICENSE.

    a) RIGHTS GRANTED TO RESELLER, Vendor grants Reseller a non-transferable, and non-exclusive license and right to;

       1. reproduce the Software, Documentation, and the End-User License Agreement in computer readable form;

       2. package the Software, Documentation, Reseller Materials and the End-User License Agreement in a computer readable manner specified by Vendor;

       3. utilize the Vendor Trademarks in connection with the replication of the Software, packaging and distribution of the Products, in a manner specified by Vendor; and

       4. Distribute the Products directly to End Users in the Territory subject to the restrictions set forth in this Agreement.

    b) RIGHTS RESERVED TO VENDOR. Reseller acknowledges that the Software and Documentation are the property of Vendor or its licensors and that Reseller has no rights in the foregoing except those expressly granted by this Agreement. Except as expressly set forth herein and in the Web Site Services Agreement to which this is attached, nothing shall be construed as restricting Vendor's right to sell, license, modify, publish or otherwise distribute the Software or Documentation, in whole or in part, to any other person.

3.  REPRODUCTION BY RESELLER.

    a) REPRODUCTION AND PACKAGING. Reseller agrees to accurately replicate the Software and Documentation provided by the Vendor in computer readable form, and to package these items as specified by Vendor.

    b) VENDOR TRADEMARKS AND LEGENDS. Reseller shall include copies of the Vendor Trademarks, copyright notices and other proprietary rights legends, on all copies of the Documentation and Software that it packages in computer readable form, in the manner specified by the Vendor.

4.  DISTRIBUTION BY RESELLER.

    a) PACKAGING. Reseller will distribute Products to Clients of the Managed Site the Co-Host Site and/or Destination and only as packaged in accordance with this Agreement, with all packaging, warranties, disclaimers and End-User License Agreements intact. Reseller will make copies of the current End-User License Agreement available to End User customers in computer readable form. Products distributed electronically shall be distributed to End Users with a Vendor approved wrapper which prohibits use of the Product by the End User prior to approval of the End-User License Agreement and the submission of payment by End User to Reseller.

    b) PRODUCT RETURNS, SUBJECT TO SECTION 10(a). Reseller agrees to honor any Authorized Product Returns.

     c) COST OF DISTRIBUTION. Costs relating to packing the Product for shipment to the End User, shipping the Product to the End User, and/or digitally delivering the Product to the End User shall be borne by the Reseller.

5.   RESELLER OBLIGATIONS.

     a) Reseller will conduct its business in a manner that reflects favorably upon the Products and Vendor. Such marketing, promotion, sublicensing and distribution shall be performed in accordance with all applicable laws. Without limitation on the foregoing, Reseller will comply with all laws relating to the privacy of Internet users.

     b) REVERSE ENGINEERING. Reseller agrees not to: (i) disassemble, de-compile or otherwise reverse engineer the Software or otherwise attempt to learn the source code, structure, algorithms or ideas underlying the Software; (ii) take any action contrary to Vendor's End-User License Agreement except as expressly and unambiguously allowed under this Agreement.

     c) CUSTOMER REGISTRATION. Reseller agrees to provide Vendor with customer information regarding purchasers of Products, including any expressed preferences regarding the use and distribution of such information. The format and frequency of customer registration information shall be mutually agreed to by the parties.

     d) EXPORT COMPLIANCE. Reseller agrees that it will not, directly or indirectly, export or transmit the Product and technical data (or any part thereof) or any process or service that is the direct product of the software and documentation, to any group S or Z country specified in Supplement No. 1 of Section 770 of the Export Administration Regulations or to any other country to which such export or transmission is restricted by such regulation or statute, without the prior written consent, if required, of the Office of Export Administration of the U.S. Department of Commerce, or such other governmental entity as may have jurisdiction over such export or transmission. Reseller acknowledges that some Products contain encryption. Some encryption Products may be exportable while others are export restricted by the U.S. Department of Commerce's Bureau of Export Administration (BXA). Reseller further acknowledges that for this reason, the export of such items may subject Reseller or its executives to fines and/or other severe penalties. Unless all required permits and/or approvals have been obtained, Reseller shall not export or re-export the restricted Software outside of the United States, whether directly or indirectly, and will not cause, approve or otherwise facilitate others such as agents, subsequent purchasers, licensees or any other third parties in doing so. The parties agree to cooperate with each other with respect to any application for any required licenses and approvals and Vendor agrees to provide Reseller current information regarding export requirements with respect to the Products. However, Reseller acknowledges it is their ultimate responsibility to comply with all exports laws and that Vendor has no further responsibility after the initial sale to Reseller within the United States.

6.   VENDOR'S DELIVERY OBLIGATIONS.

     a) INITIAL DELIVERABLES. Vendor shall promptly deliver the current version of the Software and Documentation to Reseller (or Reseller's designated agent). Vendor will provide Reseller (to Reseller's designated agent) with (i) copies of the Software on CD-ROM or master diskettes, (ii) Product specification information in HTML format, or in another computer readable form that can be reproduced by Reseller,
          (iii) Product Documentation in a computer readable form that can be reproduced by Reseller.

     b) NEW VERSIONS. Vendor shall provide Reseller with computer readable copies of all new releases, updates, or revisions of the Software and Documentation within a reasonable time after each such release is made generally available by Vendor. Vendor will notify Reseller of its plans for each new release, update or revision of the Software or Documentation within a reasonable period of time prior to such release.

     c) NEW PRODUCTS. Reseller understands and acknowledges that Vendor continues to review software products available on the market and to conduct its own research and development activities with respect to the internal development of such new products. Vendor makes no representations or warranties with respect to continued availability of any of the Software covered by this Agreement, or the nature or availability of any future modifications, updates, or enhancements thereto. Similarly, Vendor makes no representations with respect to any new product offerings it may make in the future or the compatibility of such products with the Software covered by this Agreement.

7.   VENDOR'S SUPPORT OBLIGATIONS.

     a) SUPPORT FOR END USERS. Vendor will provide support to End Users of the Software to be distributed hereunder, in accordance with Vendor's then-current published software support policy, if any. Reseller assumes no responsibility for Product technical support.

     b) SUPPORT FOR RESELLER. Vendor will provide Reseller, without charge, such technical information, current maintenance documentation, and telephone assistance as is necessary to enable Reseller to effectively reproduce, package and distribute the Software. Reseller is not entitled to source code for the Software.

8.   VENDOR'S WARRANTIES.

     a) AUTHORITY. Vendor represents that it has the right and authority to enter into this Agreement and to grant Reseller the rights to the Software and Documentation granted in this Agreement.

     b) NON-INFRINGEMENT. Vendor warrants to Reseller that the Vendor has all rights, title, and interest in the Products or has obtained the right to grant the licenses set forth in this Agreement. Vendor represents that to Vendor's knowledge the Product does not infringe upon or misappropriate the proprietary rights of any third party arising under the laws of the United States of America.

      c) END USER WARRANTIES. Vendor will provide a warranty for the End Users of the Software as set forth in the End-User License Agreement. Reseller is not authorized to make any other warranties on Vendor's behalf.

      d) DISCLAIMER. OTHER THAN EXPRESSLY SET FORTH HEREIN, VENDOR DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES WITH REGARD TO THE PRODUCTS, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

9.    RESELLER WARRANTIES.

      a) AUTHORITY. Reseller represents that it has the right and authority to enter into this Agreement and to perform all of its obligations hereunder.

      b) NON-INFRINGEMENT. Reseller warrants to Vendor that the Vendor has all rights, title, and interest in any wrapping technology bundled with the Products and that the same does not infringe upon or misappropriate the proprietary rights of any third party arising under the laws of the United States of America.

      c) REPLICATION. Reseller agrees that it will accurately replicate the Software and Documentation, and warrants that all Software distributed by the Reseller will not contain any viruses, worms, date bombs, or other code that is specifically designed to cause the Software to cease operating, or to damage, interrupt, or interfere with any End User's Software or data.


10. PAYMENTS.

      a) AMOUNT. Reseller shall purchase from Vendor and Vendor shall sell to Reseller Product licenses for resale to End Users, in accordance with the terms and conditions hereof, on an as-needed basis. Reseller will purchase the Products pursuant to a purchase order in a form reasonably acceptable to Vendor. Reseller will pay Vendor a Per Copy License Fee equal to [*] of the price set forth in Price List Schedule attached hereto as Exhibit B, for each copy of a Product delivered to an End User by Reseller, provided, however, that no fee shall be due for Authorized Product Returns. Vendor may change, amend, remove or modify the Products on the Price List and/or the price set forth for any Product in its sole discretion, upon thirty (30) days prior written notice to Reseller. However, in the event the parties agree to adjust the prices on the Price List upon less than 30 days notice to Reseller, Vendor shall credit Reseller on the purchase order immediately preceding the price adjustment. Reseller shall collect all moneys due for sales conducted on the Managed Site and shall solely bear the risk of collection, except as otherwise set forth in the Web Site Services Agreement. [*] Gross Sales shall mean total moneys received by Reseller from Product sales on the Managed Site less End User Product returns, shipping charges paid by End User [*].

      b) PAYMENT AND REPORTS. Within [*], Reseller shall provide Vendor with a written report specifying the number of copies of Products that Reseller has shipped during the immediately prior month and the calculation of the [*] pursuant to Section 10(a) above together with payment therefor. The Per Copy License Fee shall be due [*] from invoice by Vendor.

      c) TAXES. The Per Copy License Fee shall be exclusive of any tax, withholding tax, levy or similar government charge that may be assessed. Such taxes, withholding taxes, levies, and governmental charges include taxes based on sales, use, excise, import or export values, value-added, income revenue, net worth, or may be the result of delivery, possession or use of the Software ("Taxes"). Reseller agrees to pay all such Taxes that become due based on Reseller reselling the Products. Should any such Taxes be or become due, Reseller agrees to pay such Taxes and indemnify Vendor for a claim against Vendor by any taxing authority for Taxes arising in connection with this Agreement other than Taxes on Vendor's income. Reseller shall make no deduction from any amounts owed to Vendor for any Taxes. Reseller agrees to provide Vendor with appropriate information and/or documentation satisfactory to the applicable taxing authorities to substantiate any claim of exemption from any Taxes. If Reseller claims any exemption from Taxes, Reseller shall provide Vendor with a valid certificate evidencing such exemption. Reseller will pay, or require its End User customers to pay, all federal, state and local taxes designated, levied, or based upon the resale of Products by Reseller. Reseller will collect and remit to the appropriate authorities all federal, state and local taxes designated, levied, or based upon the resale of Products by Reseller as required by applicable law, and shall indemnify Vendor against all Taxes that arise with respect to the resale of the Software to End Users.



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
     d) CLIENT INFORMATION. Reseller will provide to Vendor within ten (10) days after the end of each month, a report for the immediately prior month showing (i) the name and address of each End User that purchased the Product from Reseller, and (ii) the name and quantity of the Product purchased by the End User. The format of this information shall be mutually agreed to by the parties.

     e) BOOK AND RECORDS. Reseller agrees to maintain adequate books and records relating to the distribution of Products to End User Customers. Such books and records shall be available at their place of keeping for inspection by Vendor or its representative, for the purpose of determining whether the correct fees have been paid to Vendor in accordance with the terms of this Agreement, and whether Reseller has otherwise complied with the terms of this Agreement. Vendor shall have the right to conduct such an audit upon ten (10) days advance notice twice each year. In the event that such an audit discloses an underpayment of more than five percent (5%), then Reseller shall pay the costs of such audit.

11.  CONFIDENTIALITY.

          Each party agrees that all binary code, inventions, algorithms, know-how and ideas it obtains from the other and all other business, technical and financial information it obtains from the other are the confidential property of the disclosing party ("Confidential Information"), if conspicuously labeled as "proprietary" or "confidential" or some similar designation or, if disclosed orally or visually, is confirmed in writing labeled as "proprietary" or "confidential" or some similar designation within thirty (30) days of such oral or visual disclosure. All binary code (including, but not limited to the Software), binary documentation and underlying inventions, algorithms, know-how and ideas are hereby identified as Vendor's Confidential Information. Except as expressly and unambiguously allowed herein, the receiving party will hold in confidence and not use or disclose any Confidential Information and shall similarly bind its employees and contractors in writing. The receiving party shall not be obligated under this Section 11 with respect to information the receiving party can document; (1) is or has become readily publicly available with restriction through no fault of the receiving party or its employees or agents; or (2) is received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; or (3) was rightfully in the possession of the receiving party without restriction prior to its disclosure by the disclosing party; or (4) is independently developed by the receiving party by employees without access to the other party's similar Confidential Information; or (5) is required by law or order of a court, administrative agency or other governmental body to be disclosed by the receiving party. The parties obligations with respect to Confidential Information (other than with respect to any source code as to which the obligations shall continue for twenty
          (20) years) shall continue for the shorter of three (3) years from the date of termination of this Agreement or until one of the above enumerated conditions becomes applicable. Each party acknowledges that its breach of this Section 11 would cause irreparable injury to the other for which monetary damages are not an adequate remedy. Accordingly, a party will be entitled to injunctions and other equitable remedies in the event of such breach by the other.

12.  VENDORS TRADEMARKS.

          USE. Reseller acknowledges that as between Vendor and Reseller the Vendor Trademarks are the sole and exclusive property of Vendor or its licensors. Reseller agrees to use the Vendor Trademarks only in the form and manner and with appropriate legends as prescribed by Vendor. Reseller agrees not to use any other trademark or service mark in connection with any of the Vendor Trademarks without prior written approval of Vendor. All use of Vendor Trademarks shall inure to the benefit of Vendor. Reseller shall not remove, alter, cover or obfuscate any copyright notice or other proprietary rights notice placed in or on the Software or Documentation by Vendor.

13.  INDEMNIFICATION.

     a) BY VENDOR. Vendor will defend, indemnify and hold Reseller harmless from and against any and all liabilities, losses, damages, costs and expenses (including legal fees and expenses) associated with any claim or action brought against Reseller for actual or alleged infringement of any US patent, US copyright, US trademark, US service mark, trade secret, or other US proprietary rights based upon the duplication, sale, license, or use of the Software or Documentation by Reseller in accordance with this Agreement, provided that Reseller promptly notifies Vendor in writing of the claim and allows Vendor to control, and fully cooperates with Vendor in, the defense and all related settlement negotiations. Vendor shall have no liability for any settlement or compromise made without its consent. Upon notice of an alleged infringement, or if in the Vendor's opinion such a claim is likely, Vendor shall have the right, at its option, to obtain the right for Reseller to continue to exercise the rights granted under this Agreement, substitute other software with similar operating capabilities, or modify the Software so that it is no longer infringing. In the event that none of the above options are reasonably available, in Vendor's sole opinion, Vendor may terminate this Agreement.

     b) BY RESELLER. Reseller shall indemnify and hold Vendor harmless from and against any and all liabilities, losses, damages, costs and expenses (including legal fees and expenses) associated with any claim or action brought against Vendor that may arise from Reseller's improper or unauthorized replication, packaging, marketing, distribution, or installation of the Software, including claims based on representations, warranties, or misrepresentations made by Reseller, or any other improper or unauthorized act or failure to act on the party of Reseller.

14.  MISCELLANEOUS

(a) Reseller will provide Vendor with daily reporting on sales numbers via email. Reseller will make a confidential online reporting tool available to Vendor for Vendor's own internal use only.

(b) Both Vendor and Reseller will use all commercially reasonable efforts to maximize product sales through the relationship. The parties shall meet quarterly within the second two weeks of the first month of each quarter to
     (i) determine Managed Site's financial performance against performance goals; (ii) discuss Vendor's implementation of Beyond.com technologies;
     (iii) discuss Vendor purchasing of desktop software from Beyond.com and
     (iv) discounts on pricing to Reseller for ESD Products, and (v) discuss on-going business development opportunities and Managed Site Product sale growth strategies. The parties shall consult in good faith concerning financial performance goals for the Managed Site, the location on the Vendor public sites of links to the Managed Site, risk levels, the Content on the Managed Site and all other matters pertaining to the operation of the Managed Site.

(c) Reseller and Vendor will develop mutually desirable programs and offers targeted to customers visiting the Managed Site.

                                  EXHIBIT "B"


                                   PRICE LIST

                                  EXHIBIT "C"

                               INITIAL RISK LEVEL



      The initial risk level, as defined by Cybersource Corporation in connection with its IVS fraud service as in existence on the date hereof, shall be a [*], subject to adjustment by mutual agreement of the parties in writing.


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  omitted portions.

                                  EXHIBIT "D"

                              FOREIGN TERRITORIES


[*]



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.